Exhibit 10.3

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO ITEM 601(B)(10)(IV) OF REGULATION S-K UNDER THE SECURITIES ACT OF 1933, AS AMENDED, BECAUSE THEY BOTH ARE NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS [***].

Exclusive Technology and Consulting Service Agreement

This Exclusive Technology and Consulting Service Agreement (hereinafter referred to as the “Agreement”) was signed by the following parties (hereinafter referred to as the “Parties”) in Shanghai, People’s Republic of China (“PRC”) on September 26, 2018:

Party A: Shanghai Mihe Information Technology Co., Ltd

Registered address: Room 601-B7, Floor 6, No. 99 of Fute West Road, Shanghai, China;

Legal representative: Xu Jin

Party B: Shanghai Jinxin Network Technology Co., Ltd

Registered address: Floor 3, No. 1 Building, Lane 500, Shengxia Road, Shanghai, China;

Legal representative: Xu Jin

WHEREAS:

1.	Party A is a wholly foreign-owned enterprise legally established and validly existing in the territory of the People’s Republic of China;

2.	Party B is a limited liability company legally established and validly existing in the People’s Republic of China;

3.	Party A agrees to provide Party B with technology and consulting services in accordance with the provisions of this Agreement, and Party B agrees to accept the technology and consulting services provided by Party A in accordance with the provisions of this Agreement.

Accordingly, after friendly consultation and based on the principle of equality and mutual benefit, the two parties to the agreement reached the following agreement to abide by:

1.	Technology and consulting services: exclusive and exclusive rights

1.1	During the term of this Agreement, Party A agrees to provide Party B with relevant technology and consulting services as the exclusive technology and consulting service provider of Party B in accordance with the terms of this Agreement (see Annex I for details).

1.2	Party B agrees to accept the technology and consulting services provided by Party A during the validity period of this Agreement. Considering the value of the technology and consulting services provided by Party A and the good cooperative relationship between the two parties to the agreement, Party B further agrees that unless Party A agrees in advance in writing, during the period of this agreement, Party B will not accept the technology and consulting services provided by any third party on the business scope involved in this agreement.

1.3	Party A shall enjoy exclusive and exclusive rights and interests in all rights, titles, interests and intellectual property rights (including but not limited to copyrights, patent rights, technical secrets, trade secrets, etc.) arising from the performance of this Agreement, whether developed by Party A, Party B based on Party A’s intellectual property rights or Party A’s based on Party B’s intellectual property rights, and Party B shall not claim any rights, ownership, interests and intellectual property rights from Party A. Party B shall execute all appropriate documents, take all appropriate actions, submit all documents and/or applications, provide all appropriate assistance, and make all other actions deemed necessary in your sole discretion to confer on you any title, rights and interests in and to such Intellectual Property and/or to perfect the protection of such Intellectual Property Rights.

1.4	However, if the development is carried out by Party A based on Party B’s intellectual property rights, Party B must ensure that there are no defects in such intellectual property rights, otherwise Party B shall bear the losses caused by Party A. If Party A bears the liability for compensation to any third party, Party A has the right to recover all its losses from Party B after Party A makes such compensation.

1.5	Considering the good cooperative relationship between the two parties to the agreement, Party B promises that if it wants to carry out any business cooperation with other enterprises, it must obtain the consent of Party A, and Party A or its affiliates have the right of priority to cooperate under the same conditions.

2.	Calculation and payment of technology and consulting service fees (hereinafter referred to as “service fees”).

2.1	The parties agree that the service fee under this agreement shall be determined and paid in the manner listed in Annex II, but Party A has the right to adjust the service fee calculation and payment method according to actual needs without the consent of Party B.

2.2	If Party B fails to pay the service fee and other fees in accordance with the provisions of this Agreement, Party B shall pay Party A a separate liquidated penalty of 5/10,000 per day for the amount owed.

2.3	Party A has the right, at its own expense, to appoint its employees or certified public accountants in China or other countries (hereinafter referred to as “ Party A’s authorized representative”) to verify Party B’s accounts in order to review the calculation method and amount of service fees. To this end, Party B shall provide Party A’s authorized representative with the documents, accounts, records, data, etc. required by Party A’s authorized representative so that Party A’s authorized representative can audit Party B’s accounts and determine the amount of service fees. Unless there is a material error, the amount of the Service Fee shall be determined by an authorized representative of you.

2.4	Unless otherwise agreed upon by both parties to the Agreement, the service fee paid by Party B to Party A under this Agreement shall not be deducted or offset by any deduction. Party B shall be responsible for the relevant fees (such as bank charges, etc.) incurred by paying the service fee.

2.5	In addition, Party B shall pay Party A the actual expenses incurred for consulting and services under this Agreement, including but not limited to various travel expenses, transportation expenses, printing expenses and postage costs, etc.

2.6	The parties agree that all economic losses arising from the performance of this agreement will be borne by both parties.

3.	Representations and Warranties

3.1	Party A hereby represents and warrants that the following:

3.1.1	Party A is a wholly foreign-owned enterprise legally registered and validly existing in accordance with Chinese laws;

3.1.2	Party A’s performance of this Agreement within the scope of its corporate power and business has been authorized by the necessary Company, and has obtained the consent and approval of third parties and government departments, and does not violate the laws or contractual restrictions that are binding or affecting it;

3.1.3	Once this Agreement is signed, it shall constitute a legal, valid, binding and enforceable legal document for Party A.

3.2	Party B hereby represents and warrants the following:

3.2.1	Party B is a limited liability company legally registered and validly existing in accordance with Chinese laws;

3.2.2	Party B has obtained the necessary authorization of the Company to sign and perform this Agreement within the scope of its corporate authority and business, and has obtained the consent and approval of a third party or government department, and does not violate the legal or contractual restrictions that are binding or affecting it;

3.2.3	Once this agreement is signed, it constitutes a legal, valid, binding and enforceable legal document for Party B.

4.	Confidentiality Clause

4.1	The parties agree to take all reasonable confidentiality measures to keep confidential the confidential materials and information (hereinafter referred to as “confidential information”) that they learn of or come into contact with as a result of signature and performing this Agreement, and the party providing the materials and information shall expressly notify them in writing when providing the materials and information as confidential information; Such Confidential Information (including merger, merger, direct or indirect control by a third party) shall not be disclosed, given or transferred to any third party without the prior written consent of the Confidential Information provider. Upon termination of this Agreement, Party A and Party B shall return to the original owner or provider of any documents, materials or software containing the Confidential Information or destroy them themselves with the consent of the original owner or provider, including deleting any Confidential Information from any relevant memory device and shall not continue to use such Confidential Information. Party A and Party B shall take necessary measures to disclose the confidential information only to their employees, agents or professional advisers who need to know it, and urge their employees, agents or professional consultants to comply with the confidentiality obligations under this Agreement. Party A and Party B, its employees, agents or professional consultants shall sign a specific confidentiality agreement for each party to comply with.

4.2	The above limitations do not apply to:

4.2.1.	Information that has become generally available to the public at the time of disclosure;

4.2.2.	Information that has become generally available to the public after disclosure through no fault of the recipient of the confidential information;

4.2.3.	The recipient of the Confidential Information may demonstrate that it was in its possession prior to disclosure and was not obtained, directly or indirectly, from the Confidential Information provider;

4.2.4.	The recipient of confidential information is obliged to disclose the above confidential information to relevant government departments, stock trading institutions, etc. in accordance with legal requirements, or the recipient of confidential information discloses the above confidential information to its direct legal counsel and financial advisers due to its normal business needs.

4.3	The parties agree that these Terms will survive any change, cancellation or termination of this Agreement.

5.	Indemnify

5.1	If Party B materially violates any of the provisions made under this Agreement, Party A has the right to terminate this Agreement and/or require Party B to pay damages; This Section 5.1 shall not preclude any other rights of you under this Agreement.

5.2	Any loss, damage, liability or other demand against Party A arising out of or arising out of or arising out of any action, demand or other demand against Party A provided by Party B pursuant to this Agreement shall be indemnified by Party B to hold Party A harmless from and against any damages, unless such loss, damage, liability or expense arises from Party A’s gross negligence or willful misconduct.

6.	Term of the Agreement

6.1	This Agreement shall take effect on the date of formal signature by both parties; To the extent permitted by law, this Agreement shall continue in effect unless Party A decides to terminate this Agreement in writing.

6.2	If during the term of this Agreement, either party’s business term expires, that party shall promptly renew its business term so that this Agreement can continue to be valid and enforced. If a party’s application to renew the business term is not approved or approved by any competent authority, this agreement shall terminate upon the expiration of the business term of that party.

6.3	The rights and obligations of the Parties under Clauses 1.3, 4, 5, 7 and this Clause 6.3 shall survive termination of this Agreement.

7.	Dispute Resolution

7.1	In the event of a dispute between the parties regarding the interpretation and performance of the terms under this Agreement, the Parties shall negotiate in good faith to resolve the dispute. If the negotiation fails, either party may submit the relevant dispute to the Shanghai International Economic and Trade Arbitration Commission for arbitration in accordance with its arbitration rules in force at that time. The arbitral award shall be final and binding on both parties to the agreement.

7.2	Except for matters in dispute between the parties, the parties shall continue to perform their respective obligations in good faith in accordance with the provisions of this Agreement.

8.	Force majeure

9.1	“Force Majeure Event” means any event beyond the reasonable control of a Party that is unavoidable under the reasonable care of the affected Party, including, but not limited to, acts of government, natural forces, fire, explosion, storm, flooding, earthquake, tide, lightning or war. However, insufficient creditworthiness, funding or financing shall not be deemed to be a matter beyond the reasonable control of a party. The liability of the party affected by the Force Majeure Event (hereinafter referred to as the “Affected Party”) shall be waived in whole or in part according to the impact of the Force Majeure Event on this Agreement, and the affected Party seeking to waive its performance under this Agreement due to the Force Majeure Event shall notify the other Party of such Force Majeure Event no later than ten (10) days after the occurrence of the Force Majeure Event, and the Parties shall negotiate to modify this Agreement based on the impact of such Force Majeure Event, and release the affected party from its obligations under this Agreement, in whole or in part.

9.2	The affected Party shall take appropriate measures to reduce or eliminate the effects of such Force Majeure Events and shall endeavour to restore performance of its obligations delayed or hindered as a result of such Force Majeure Events. Once the Force Majeure Event is eliminated, the parties agree to use their best efforts to restore the performance of their rights and obligations under this Agreement.

9.	Notice

Notices given by the Parties to perform their rights and obligations under this Agreement shall be in writing and sent by personal delivery, registered mail, postage prepaid mail, approved courier service, or facsimile to the following addresses of the Party concerned or the Parties:

Party A: Shanghai Mihe Information Technology Co., Ltd

Address: [***];

Contact: [***]

Phone: [***]

Party B: Shanghai Jinxin Network Technology Co., Ltd

Address: [***];

Contact: [***]

Phone: [***]

If the notice is given by personal delivery, courier service, registered mail, or postage prepayment, the effective date of delivery shall be the date of receipt or rejection at the address set as the notice. If the notice is sent by facsimile, the date of successful transmission shall be the effective date of delivery (as evidenced by an automatically generated confirmation of transmission).

10.	Transfer of Agreement

Party B shall not assign its rights and obligations under this Agreement to a third party unless Party A has obtained the prior written consent of Party A. Party B hereby agrees that Party A may assign its rights and obligations under this Agreement to a third party and that Party A shall only provide written notice to Party B in the event of such assignment and shall no longer require Party A to obtain Party B for such transfer.

11.	Severability of the agreement

The parties hereby confirm that this agreement is a fair and reasonable agreement reached by the parties on the basis of equality and mutual benefit. If any provision of this Agreement is invalid or unenforceable because it is inconsistent with relevant laws, such provision shall be invalid or unenforceable only within the jurisdiction of relevant laws and shall not affect the legal validity of other provisions of this Agreement.

12.	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the People’s Republic of China (for the purposes of this Agreement only, excluding Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan).

13.	Entire Agreement

Except as amended, supplemented or modified in writing after the execution of this Agreement, this Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations, representations and agreements, whether oral or written, with respect to the subject matter hereof.

14.	Language

This Agreement shall be made in Chinese in duplicate, one for each party.

(There is no text below this page)

(There is no text on this page, it is the signature page of the
“Exclusive Technical Consultation and Service Agreement”)

In consideration of the foregoing, the Parties have made this Agreement signed by their authorized representatives and entered into force on the date stated at the outset of this document.

Party A: Shanghai Mihe Information Technology Co., Ltd.

(Company Seal)

Legal or authorized representative:	/s/ Xu Jin

Party B: Shanghai Jinxin Network Technology Co., Ltd.

(Company Seal)

Legal or authorized representative:	/s/ Xu Jin

Annex I

List of technology and consulting service content

1.	Provide website design and computer network system design, installation, commissioning and maintenance services.

2.	Provides database support and software services.

3.	Provide maintenance of online support system and billing system.

4.	Provide the technology platform necessary for operations.

5.	Provide customer service platform maintenance services.

6.	Provide office conditions and maintenance of the network.

7.	Provide new product development and testing, marketing planning and new product introduction services.

8.	Provide economic information consulting, project investment consulting, scientific and technological information consulting and enterprise management consulting and other consulting services.

9.	Provide pre-job and on-the-job training services for personnel.

10.	Provide technology development, consulting and technology transfer services.

11.	Provide public relations services.

12.	Provide market research and research services.

13.	Provide short- and medium-term market development and market planning services.

14.	Provide technical support for other operations.

Annex I List of technical consulting and service content

Annex II

Calculation and payment of service fees

One.	The service fee under this agreement is calculated as 90% to 100% of Party B’s total monthly net profit, and the specific proportion of the above fee (the scope is limited to between 90% and 100%) shall be determined by Party A and notified to Party B in writing based on the number of people and days invested by Party A.

Two.	Party A shall determine the amount of the Service Fee based on the following factors:

1.	the technical difficulty and complexity of technical consulting and services;

2.	Time spent by our employees on technical advice and services;

3.	the specific content of technical consulting and services and their commercial value;

4.	Market reference prices for similar technical consulting and services.

Three.	Party A calculates the service fee on a quarterly basis and notifies Party B within thirty (30) days from the date of commencement of any quarter the technical service fee for the previous quarter. Party B shall pay such service fees to the bank account designated by Party B within ten (10) business days of receiving such notice. Party B shall fax or mail a copy of the remittance voucher to Party B within ten (10) business days after the funds are remitted.

Four.	If Party A believes that for some reason the agreed service price determination mechanism and payment method in this article cannot continue to be applied and needs to be adjusted, Party A shall promptly notify Party B in writing, and such written notice shall take effect when it reaches Party B.

Annex II “Method of Calculation and Payment of Service Fees”

Exclusive technical advice and service agreements

Supplement Agreement to Exclusive Technology and Consulting Service Agreement

This Supplement Agreement to Exclusive Technology and Consulting Service Agreement (hereinafter referred to as “this agreement”) is signed by the following parties (hereinafter referred to as the “parties”) on January 6, 2023 in Shanghai, People’s Republic of China (“PRC”):

Party A: Shanghai Mihe Information Technology Co., Ltd

Registered address: Room 102-1, Floor 1, No. 1 Building, Lane 500, Shengxia Road, Shanghai, China;

Legal representative: Xu Jin

Party B: Shanghai Jinxin Network Technology Co., Ltd

Registered address: Floor 3, No. 1 Building, Lane 500, Shengxia Road, Shanghai, China;

Legal representative: Xu Jin

WHEREAS:

1.	Party A and Party B signed the Exclusive Technology and Consulting Service Agreement (hereinafter referred to as the “Original Agreement”) on September 26, 2018;

2.	Party A and Party B agree to make specific amendments to the original agreement and enter into this agreement.

Accordingly, after friendly consultation and based on the principle of equality and mutual benefit, the two parties to the agreement reached the following agreement to abide by:

3.	Article 9 of the original agreement shall be replaced by the following:

Notices given by the Parties to perform their rights and obligations under this Agreement shall be in writing and sent by personal delivery, registered mail, postage prepaid mail, approved courier service, or facsimile to the following addresses of the Party concerned or the Parties:

Party A: Shanghai Mihe Information Technology Co., Ltd

Address: [***]

Contact: [***]

Phone: [***]

Party B: Shanghai Jinxin Network Technology Co., Ltd

Address: [***];

Contact: [***]

Phone: [***]

If the notice is given by personal delivery, courier service, registered mail, or postage prepayment, the effective date of delivery shall be the date of receipt or rejection at the address set as the notice. If the notice is sent by facsimile, the date of successful transmission shall be the date of effective delivery (which shall be evidenced by an automatically generated confirmation of transmission).

4.	Item 1 of Annex II (Calculation and Payment of Service Fees) to the original agreement shall be replaced by the following:

1. The service fee under this agreement is calculated as 100% of Party B’s monthly net profit of all business.

5.	This Agreement shall enter into force upon signature by the parties on the date set forth at the beginning of this Agreement, and all other provisions of the original Agreement shall remain in full force and effect. This Agreement forms an integral part of the original Agreement.

6.	This Agreement shall be governed by and construed in accordance with the laws of the People’s Republic of China (for the purposes of this Agreement only, excluding Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan).

7.	This Agreement shall be made in Chinese in duplicate, one for each party.

(There is no text below this page).

(There is no text on this page, it is the signature page of the
“Supplement Agreement to Exclusive Technology and Consulting Service Agreement”).

In consideration of the foregoing, the Parties have made this Agreement signed by their authorized representatives and entered into force on the date stated at the outset of this document.

Party A: Shanghai Mihe Information Technology Co., Ltd.

(Company Seal)

Legal or authorized representative:	/s/ Xu Jin

Party B: Shanghai Jinxin Network Technology Co., Ltd.

(Company Seal)

Legal or authorized representative:	/s/ Xu Jin